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                            ASSET PURCHASE AGREEMENT

                                 by and between

                       FUJITSU TRANSACTION SOLUTIONS INC.

                                       and

                             KLEVER MARKETING, INC.





                              Dated August 27, 2004

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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of August 27, 2004 (this "Agreement") by and among Fujitsu Transaction Solutions Inc., a Delaware corporation (the "Buyer"), and Klever Marketing, Inc., a Delaware corporation (the "Seller") (the Buyer and the Seller each hereinafter individually referred to as a "Party" and collectively as the "Parties").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, certain assets and properties of the Seller, as more particularly described herein; and

         WHEREAS, the Buyer does not intend to assume any liabilities of the Seller of any nature whatsoever, whether related to the Transferred Assets (as hereafter defined) or otherwise; and

         WHEREAS, the Parties entered into that certain Strategic Alliance and Joint Development Agreement effective as of January 30, 2004 ("Existing Agreement"); and

         WHEREAS, the Parties wish to supersede and replace the Existing Agreement with this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged), and intending to be legally bound hereby, the Parties agree as follows:



ARTICLE I.
                     PURCHASE AND SALE OF TRANSFERRED ASSETS
                          AND EXCLUSION OF LIABILITIES

Section 1.1. Purchase and Sale of Transferred Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller shall sell, transfer, convey, assign and deliver free and clear of any Encumbrance, to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller on the Closing Date, all of the Seller's right, title and interest in and to:

(a)      The following rights to Seller's Intellectual Property:

(i)      all right,  title,  and interest in and to the software as described on
         Schedule 1.1(a)(i) (the "Software") and all right, title, and interest in and to all intellectual property embodied therein subject, however to the reservation of the exclusive license and right to use and sublicense the Software in the United States as provided for in Section 2.3, below;

(ii) all non-United States rights related directly or indirectly to the patents of the Seller that are listed on Schedule 1.1(a)(ii), and all non-United States rights related directly or indirectly to patents and/or applications for patents that Seller owns or has a right to own, together with all renewals, continuations, divisions, reissues, reexaminations or extensions of any of the above, and to technical disclosures and draft patent applications related to any of the above (hereinafter " non-US Patent" or "non-US Patents"), and to all claims against third parties for infringement of the non-US Patents, including the right to sue for and collect past damages (except for the immunity of suit described in Section 2.5 below, neither "non-U.S. Patent" nor "non-U.S. Patents" includes any rights with respect to United States patents, patent applications or any renewals, continuations, divisions, reissues, reexaminations or extensions thereof); and

(iii) the right to use, sublicense and practice all trade secret, confidential information, and know-how related to the Software and the patents of the Seller that are listed on Schedule 1.1(a)(ii), and all rights related directly or indirectly to patents and/or applications for patents that Seller owns or has a right to own, together with all renewals, continuations, divisions, reissues, reexaminations or extensions of any of the above, only to the extent necessary for Buyer to fully enjoy and exploit the ownership interest granted in Section 1.1(a) (i) and (ii) above. Said right to use, sublicense and practice shall be exclusive to Buyer outside of the United States and Seller shall have no such right to use, sublicense or practice outside of the United States.

(b) All royalties which would otherwise accrue to Seller on and after the Closing Date deriving from the non-U.S. Patents. For the avoidance of doubt, such royalties shall include those royalties which would accrue as a result of use, practice and sales outside of the United States under that certain License Agreement between Seller and Media Cart, Inc. with an effective date of April 20, 2004 ("Media Cart License").


         The assets set forth in this Section 1.1 shall be collectively referred to herein as the "Transferred Assets", provided, however, that Seller retains all United States rights, title and interest in and to the United States patents of the Seller, including but not limited to those that are listed on Schedule 1.1(a)(ii), to all United States applications for patents, all renewals, continuations, divisions, reissues, reexaminations or extensions thereof, all rights to draft United States patent applications related to the above and/or the non-U.S. Patents,, to all claims against third parties for infringement of these patents, including the right to sue for and collect past damages, all of Seller's right to the use, sublicense, and practice in the United States of Seller's trade secret, confidential information, and know-how and the right to use and sublicense the Software in the United States, as provided for below. Anything herein to the contrary not withstanding, the Transferred Assets are subject to the rights granted by Seller to Media Cart with respect to the "nose" of the shopping cart as provided in the Media Cart License.

Section  1.2. Excluded Liabilities.

         (a) It is expressly agreed and understood that the Buyer shall not assume or be bound by any liabilities of the Seller or of its business, of any kind or nature, known, unknown, accrued, absolute, contingent, recorded or unrecorded or otherwise, whether now existing or hereafter arising. This Agreement does not enlarge any rights of third parties under any arrangements or understandings with the Buyer or the Seller or any of their respective affiliates or subsidiaries, as applicable.

Section  1.3. Purchase Price.

         (a) Subject to the other provisions of this Agreement, the purchase price for the Transferred Assets is $350,000.00 and shall be payable by wire transfer in accordance with Seller's instructions in U.S. Dollars as set forth below:

                  (i)      $100,000.00   shall  be  paid  to  Seller   upon  the
                           execution of this Agreement;

                  (ii)     $225,000.00  shall be paid to Seller  on the  Closing
                           Date;

                  (iii) $25,000.00 shall be paid to Seller upon Buyer's receipt of written evidence reasonably satisfactory to Buyer that all of the executed Assignments described in Section 1.4(a) have been filed, recorded, or otherwise given effect in the appropriate patent office in the applicable countries.

         (b) Buyer shall pay to Seller a royalty in the amount of two percent (2%) on all net revenue (i.e., exclusive of tariffs, duties, and all Taxes other than income tax) directly related to the sale of the iKart System hardware and/or software licenses in those countries where a non-U.S. Patent (as covered by this Agreement) is issued and in effect at the time of the sale corresponding to the applicable revenue or could have been issued and in effect if Buyer had timely, fully and diligently prosecuted such non-U.S. Patent (it being expressly acknowledged that the term "prosecuted" shall not mean "submitted a new application for"). For purposes of this
                  Agreement, a "sale" shall be deemed to occur when Buyer recognizes the revenue from a given sale, lease or license of iKart System hardware and/or software license(s), in accordance with Buyer's standard accounting practices and policies. Said royalties shall be calculated on a quarterly calendar basis (the "Royalty Period"), shall be payable no later than fifteen (15) days after the termination of the preceding Royalty Period, and shall be accompanied by a royalty report showing relevant revenue by country. Buyer shall each quarter report to Seller the calculation of the royalty. Seller shall have a right to audit Buyer's books and records, but only to extent required to verify the Buyer's calculation of such royalty and shall have a right to have Buyer pay for such audit if the audit result in the royalty for any Royalty Period being incorrect by more than 5%, provided, however, that Seller shall give Buyer reasonable notice of its intent to perform any such audit, and any such audit shall take place during normal business hours.

Section 1.4. Items to be Delivered at the Closing by the Seller. At the closing of the purchase and sale provided for in this Agreement (the "Closing"), the Seller shall deliver or cause to be delivered to the Buyer:

(a) An executed Assignment for each of the non-U.S. Patents and patent applications listed in Schedule 1.1(a). The Seller shall be responsible for ensuring that each such Assignment conforms to the requirements of each applicable country and for the recording of the executed assignment in each applicable country;

(b) All copies of the source code, including current and previous versions, and all documentation for the Software;

(c) All documentation describing any and all trade secrets, confidential information, and know-how related to the Software and non-U.S. Patents;

(d) An Assignment of the right to receive royalties under the non U.S. Patents and any associated right to audit under each license or other written agreement providing for same, including, but not limited to, Sections 4 and 5 of that certain License Agreement between Seller and Media Cart, Inc. with an effective date of April 20, 2004 (and for the avoidance of doubt, any such Assignment shall not include a delegation of any of Seller's duties or obligations);

(e) A signed letter from Seller to Media Cart, Inc., notifying Media Cart, Inc. of the Assignment described in Section 1.4(d) and directing Media Cart, Inc. to pay to Buyer any and all royalties arising out of the Media Cart License on and after the Closing Date deriving from the non-U.S. Patents.

(f) Written documentation from any and all third parties who have or may have a security interest in some or all of the Transferred Assets, that evidences to Buyer's reasonable satisfaction that said third parties have released any such security interest in the Transferred Assets effective as of or before the Closing Date.

Section 1.5. Items to be Delivered at the Closing by the Buyer. At the Closing, the Buyer shall deliver:


         (a) $225,000.00 in good and immediately available funds to be paid to Seller.

Section 1.6. Closing and Closing Date. The parties shall make every reasonable effort to complete the transactions herein contemplated (the "Closing") on or before September 30 (the "Closing Date").

ARTICLE II.
                           OTHER TERMS AND CONDITIONS

Section 2.1.        Joint Development Project.

(a) The Parties acknowledge that, under the Existing Agreement, they have commenced development of a new version of Seller's Klever Kart in-store marketing system, comprising Buyer's hardware platform (formerly, "Smart Cart Hardware", now known as "iKart Hardware") and the Software, ported to a Windows environment, all as more particularly described in Schedule 2.1(a) hereto (said
                      Smart Cart Hardware and Software formerly being collectively known as, "Smart Cart", hereinafter referred to as the "iKart System"). The Parties' respective development responsibilities under the Existing Agreement were as indicated in Schedule 2.1(a).

Section 2.2.      Software Development.

(a) The Parties acknowledge that Seller has performed some Software development activities under the Existing Agreement, but that the Software development effort (i.e., the porting of the Software to a Windows environment) has not been completed as contemplated by the Existing Agreement. As of the Closing Date, Buyer shall undertake the completion of porting the Software to a Windows environment as contemplated by the Existing Agreement, specifically, Items 1, 2, and 3 of "Seller's Responsibility" as described in Schedule 2.1(a). Any further modifications, enhancements, upgrades, or development of the Software shall be at Buyer's sole discretion.

(b) In support of such undertaking, Buyer shall make a reasonable offer of employment to Seller's Senior Vice President of Technology, Mark Geiger, and Seller shall cooperate to facilitate the transition of his employment from Seller to Buyer, which the parties intend shall take effect on or promptly after the Closing Date. In addition, Seller shall provide reasonable assistance and cooperation as reasonably requested by Buyer to facilitate the transition of development activities from Seller to Buyer, including, but not limited to, the cooperation related to the engagement by Buyer of any independent contractors who were assigned by Seller to the Software development project.

(c) As of the Closing Date, Seller shall be released from any further obligation to perform the development, procurement, and integration tasks listed under "Seller Responsibility" on Schedule 2.1(a).

Section 2.3.      License Grant.

         (a) Effective as of the Closing Date, Buyer hereby grants to Seller an exclusive, royalty free, license within the United States to use, sublicense and distribute in executable form to customers, the Software as completed by Buyer as contemplated in this Agreement, but only in conjunction with the sale of Buyer's hardware platform. Said license shall be non-transferable, except that, with Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion, Seller may transfer or assign said license in conjunction with Seller's sale of the totality of its business or sale of substantially all the assets of its business. In light of Seller's involvement in the development of the Software, said license is without warranty of any kind, and does not include any obligation on Buyer's part to indemnify Seller against third party claims of infringement regarding the Software. Maintenance and support of such Software is not included under this Agreement, but the Parties agree to use their best efforts to negotiate and execute in good faith a separate written maintenance and support agreement whereby Buyer would perform such services.

         (b) Within thirty (30) days after the completion of development of the Software as described in Section 2.2(a) or Buyer determines not to complete the Software, Buyer shall deliver to Seller a copy of the source code for such Software. Subject to the confidentiality obligations set forth in Section 6.2, and subject to Buyer's review and approval, which shall not be unreasonably withheld, Seller shall have the right to fix, debug, modify, update, enhance and create derivative works of the source code of the Software to the extent required to enable Seller to perform its responsibilities in connection with store level advertising and promotion programs for the iKart System. The source code shall be without warranty of any kind and should Seller make any changes or modifications to the source code, Buyer shall be under no obligation to provide support for the Software. Buyer shall be entitled to a copy of and own any derivative works of the Software created by Seller, but said derivative works shall be subject to the exclusive license granted to Seller herein. The parties intend for this Section 2.3(b) to be an interim arrangement and that, once executed, the maintenance and support agreement described in Section 2.3(a) above shall supersede and replace this
                  Section 2.3(b). Buyer shall also deliver to Seller a copy of the source code for such Software, as it is then completed, in the event Buyer determines not to complete the Software, but such delivery of the source code to Seller shall be in full and final settlement of any claim that Seller may have against Buyer arising out of Buyer's determination not to complete the Software. Seller will then have the right to complete the Software for use in the iKart System. In such case, Buyer shall have no rights to or in any of the code that is written by Seller to complete the Software.



Section 2.4.        Marketing and Sales.


(a) In the United States, the Parties agree to participate in joint marketing and sales efforts of the iKart Hardware and Software with respect to mutually agreed initiatives including, but not limited to, attendance at and support of trade shows, industry seminars, development of brochures and literature, proposal development, and presentations to prospects. Each Party agrees to make no changes to the other Party's existing marketing insignia such as company logo style or color. In particular:

(i) The Parties agree to jointly develop a marketing and launch strategy; market the iKart System to large tier retailers and grocery chains; and provide public briefing forums. (ii) Buyer shall have the sole and exclusive right and responsibility of marketing and selling the iKart Hardware to customers, with the assistance of Seller as necessary. Proceeds from such sales will belong exclusively to Buyer.

(iii) Seller shall have the sole and exclusive right and responsibility of marketing and licensing the iKart Software portion of the iKart System, as well as the store level advertising and promotion programs for the iKart System to customers, with the assistance of Buyer as necessary. Proceeds from such sales will belong exclusively to Seller.

         (b) Publicity and Press Releases in the U.S.: The Parties may by mutual consent agree to issue a joint press release describing the collaboration of the Parties. In addition, each of Seller and Buyer may, with the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed: (1) identify the other as a strategic partner; (2) hyperlink from an appropriate area within its web site to the other's home page; (3) display the other Party's logo on the its web site (in accordance with such Party's guidelines for the use of such mark); (4)use the other Party's name (but not commit for the other Party) in connection with proposals to prospective customers; and (5) to refer to the other Party in print or electronic form for marketing or reference purposes. The Parties shall also consult regularly during the term of the Agreement and issue, as and when appropriate, such further press releases and/or other publicity materials as may be appropriate. The contents of the any press releases issued by the Parties shall be subject to the prior written approval of each Party, which approval shall not be unreasonably withheld or delayed.

         (c) Outside the U.S.: The Parties agree that the scope and extent of marketing and sales activities outside of the U.S. will be dependent on the commercial viability of the iKart System in non-U.S. markets, taking into account general market conditions, product support availability, as well as the feasibility of modifications and developments that may be necessitated by customer and foreign requirements. The scope and extent of marketing and sales activities outside of the U.S. shall therefore be at Buyer's sole discretion.


Section 2.5.        Immunity from Suit.

(a) As of the Closing Date, Seller hereby grants Buyer a worldwide, present, perpetual and fully prepaid immunity from suit for infringement of Seller's Intellectual Property provided such claim of infringement relates to Buyer's exercise of its rights and interests as herein described.

Section 2.6.        Right of First Refusal.

(a) Seller agrees that it will not sell or otherwise transfer its rights in Seller's U.S. Patents to a third party without first offering to sell or transfer such rights to Buyer in accordance with the following provisions:

(i) Seller shall deliver a written notice to Buyer stating the name and address of the proposed bona-fide transferee, a description of the U.S. Patents proposed to be transferred, and the price and terms of payment.

(ii) Within sixty (60) days after receipt of the written notice, Buyer shall have the first right to purchase the applicable rights in the applicable U.S. Patents upon the same price and terms of payment designated in said written notice.

(iii)                 If Buyer  elects not to  purchase  said rights in the U.S.
                      Patents designated in the written notice, then Seller may transfer the rights in said U.S. Patents to the proposed transferee, provided the transfer is completed within ninety (90) days after the expiration of Buyer's right to purchase, and further provided the transfer is made at a price and terms no less favorable to the buyer than those designated in the written notice.

(b) Any sale or transfer of rights in Seller's U.S. Patents to a third party shall be subject to, and have no affect on, Buyer's ownership interest in the Software, and to the immunity from suit, granted to Buyer in this Agreement.

Section 2.7.      Non-Competition.

(a) For a period of time commencing on the Closing Date and ending two (2) years after the last date that royalties (as described in Section 1.3(a) above) may be payable by Buyer to Seller under this Agreement, Seller agrees that it shall not itself, nor assist any third party to, offer, promote, market, develop, supply, sell, or re-sell any product that is competitive with the iKart System unless Buyer has elected not to pursue sales or further development of the iKart System.

(b) Buyer agrees that, for as long as Seller remains a viable business, Buyer will not promote any company other than Seller that provides store level advertising and promotion programs for the iKart System to customers.

Section 2.8.      Superseding Agreement

(a) Effective as of the Closing Date, this Agreement shall supersede and replace the Existing Agreement.



ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to and for the benefit of the
Buyer:

Section 3.1.      Authority; Binding Obligation.

         (a) The Seller has the requisite authority and power to enter into, execute and deliver this Agreement and each agreement, certificate document and instrument to be executed and delivered by the Seller pursuant to this Agreement (the "Seller Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and each Seller Document have been duly authorized by all necessary corporate or other action of the Seller. This Agreement and each Seller Document has been, or will be, as applicable, duly executed and delivered by the Seller and constitutes, or will constitute upon delivery and execution, as applicable, a valid and binding obligation of the Seller enforceable against it in accordance with its terms.

Section 3.2.      No Conflict; Required Consents.

         (a) Except as set forth in Schedule 3.2, neither the execution, delivery or performance of this Agreement or the Seller Documents nor the consummation by the Seller of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Seller, (b) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or Encumbrance of any nature upon, or with respect to, the Seller or any of the Transferred Assets, or (c) conflict with or result in any breach of any provision of any other agreement to which Seller is a party

Section 3.3. No Subsidiaries. The Seller does not own, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity that owns any of the Transferred Assets or any interest therein, nor is the Seller, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity that owns any of the Transferred Assets or any interest therein.

Section 3.4. Title to Transferred Assets. The Seller has good, valid and marketable title to all of the Transferred Assets, free and clear of Encumbrance.

Section 3.5. Absence of Undisclosed Liability. To the best of Seller's knowledge after due inquiry, there are no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) relating to the Seller, or any subsidiary or affiliate of the Seller which could reasonably be expected to have a material adverse effect on the performance and fulfillment of this Agreement.

Section 3.6. Litigation. To the best of Seller knowledge after due inquiry, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to Seller's knowledge after due inquiry, threatened against, probable of assertion against or affecting the Seller with respect to the Transferred Assets or relating to the transactions contemplated hereby or by the Seller Documents, to the best of Seller's knowledge after due inquiry, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Seller is not directly subject to or materially affected by any order, judgment, decree or ruling of any Governmental Entity with respect to the Transferred Assets. The Seller (or any subsidiary or affiliate of the Seller) has not received any written opinion or memorandum of legal advice from legal counsel to the effect that it is exposed to any liability which may be materially adverse to the Transferred Assets. The Seller (or any subsidiary or affiliate of the Seller) is not engaged in any legal action to recover monies due it or for damages sustained by it with respect to the Transferred Assets. Any claim, counterclaim, action, suit, order, proceeding or, to the Seller's knowledge after due inquiry, investigation against the Seller (or any subsidiary or affiliate of the Seller) with respect to the Transferred Assets that is pending or was commenced within the past two (2) years has been disclosed in writing to Buyer.

Section 3.7.      Patents.

         (a) The Seller has not received any written notice that any of the rights of the Seller in the non-U.S. Patents have been declared unenforceable or otherwise invalid by any Governmental Entity except as provided on Schedule 3.7. The Seller has taken all action reasonably necessary to maintain and protect its rights in and to each non-U.S. Patent.

         (b) No non-U.S. Patent is subject to any outstanding injunction, judgment, order, decree, ruling or charge. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Seller's knowledge after due inquiry, threatened which challenges the legality, validity, enforceability or ownership of, or any of the Seller's right to use, any of the non-U.S. Patents.

Section 3.8. Copies of Documents. The Seller has made available for inspection and copying by the Buyer and its counsel complete and correct copies of all documents referred to in the Schedules to this Article III.

Section 3.9. Disclosure. None of the representations or warranties of the Seller contained in this Agreement, the Seller Documents, or in any other certificate, exhibit or schedule delivered by the Seller pursuant to this Agreement contain any untrue statement of a material fact, or omit to state a material fact necessary in order to prevent such representations and warranties from being misleading in light of the circumstances under which they were made.

                     Section 3.10 Broker  Fees.  No broker or finder is entitled to any brokerage fees, commission or finders' fee in connection with the consummation by the Seller of the transactions contemplated by this Agreement or any Seller Document.

ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby makes the following representations and warranties to and for the benefit of the Seller:

Section 4.1. Authority; Binding Obligation. The Buyer has the requisite authority and power to enter into, execute and deliver this
             Agreement and each agreement, document and instrument to be executed and delivered by the Buyer pursuant to this Agreement (the "Buyer Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of this Agreement and the Buyer Documents have been duly authorized by all necessary corporate or other action of the Buyer. This
             Agreement and the Buyer Documents have been, or will be, as applicable, duly executed and delivered by the Buyer and constitutes, or will constitute upon execution, as applicable, valid and binding obligations of the Buyer, enforceable against it in accordance with their terms.

Section      4.2.  No  Conflict;  Required  Consents.  Except  as set  forth  in
             Schedule 4.2, neither the execution, delivery or performance of this Agreement or the Buyer Documents nor the consummation by the Buyer of the transactions contemplated hereby or thereby will conflict with or result in any breach of any provision of the Charter or Bylaws of the Buyer.

Section 4.3. Broker Fees. No broker or finder is entitled to any brokerage fees, commission or finders' fee in connection with the consummation by the Buyer of the transactions contemplated by this Agreement or any other agreement contemplated hereby.

ARTICLE V.
                                    COVENANTS

Section 5.1. Consummation of Agreement. Each Party shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. Until the Closing or the termination of this Agreement, except as mutually agreed in writing by the Parties, the Seller or any of its respective subsidiaries or affiliates or any of its officers, directors, employees, agents or representatives shall, directly or indirectly, solicit, encourage, initiate or induce the making of any inquiries or proposals for the acquisition of any of the Transferred Assets, or furnish information to, or engage in negotiations relating to the foregoing or otherwise cooperate in any way with, or accept any proposal relating to the foregoing from, any Person or group other than the Buyer, and the Seller shall restrict any such subsidiary, affiliate, officer, director, agent and representative from doing any of the foregoing.

Section 5.2. Ordinary Course of Business. Until the Closing or, if sooner, the termination of this Agreement, the Seller shall conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

Section 5.3. Supplements to Schedules. Prior to the Closing, the Parties will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of the Schedules made pursuant to this Section 5.3 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other Party specifically agrees thereto in writing.



ARTICLE VI.
                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

Section 6.1. Survival of Representations and Warranties. Each representation and warranty contained herein or in any Seller Document or Buyer Document shall survive the execution and delivery of this Agreement. If written notice of a claim has been given prior to the expiration of the applicable representation or warranty, then such claim shall survive the expiration of the relevant representation or warranty until the final resolution of such claim.

Section 6.2. Confidentiality Obligations. The Parties agree that, after the Closing has been consummated, the Parties and its subsidiaries and affiliates, and its officers, directors, employees, agents and representatives (collectively, the "Representatives") will hold in strict confidence, and will not distribute or make available, any confidential or proprietary data or information that is used in connection with or related to the Transferred Assets or any confidential or proprietary data or information provided by or otherwise obtained from the other Party concerning the business and/or operations of the other Party , except:

(a) information which, as of the date hereof, is published or otherwise generally available to the public;

(b) information which after the date hereof becomes available to the public other than through an act or omission of the receiving Party, the Parent or any Seller Representative which is in violation of the provisions hereof;

(c)                   information  rightfully  acquired from a third party which
                      did  not  obtain  such  information   under  a  pledge  of
                      confidentiality;

(d) information which is developed by the receiving Party independently of the relationship established by this Agreement; or

(e) information which is compelled to be disclosed by legal process, in which case the receiving Party shall notify the disclosing Party as soon as practicable after it becomes aware of such requirement, and shall cooperate with the disclosing Party in obtaining a protective order.

Section 6.3. Compliance. Each Party shall use its best efforts to take or cause to be taken, all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, the Seller Documents and the Buyer Documents, including, without limitation, to obtain all consents, approvals and authorization of third parties, and to make all filings with and give all notices to third parties which may be necessary or required to be obtained by it in order to effectuate the transactions contemplated hereby and thereby and to otherwise comply and fulfill such Party's obligations hereunder and thereunder.

Section 6.4.      Further Assurances.

(a) Each Party shall, from time to time on being reasonably required to do so by the other Party, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the other Party as the other Party may reasonably consider necessary for giving full effect to this Agreement, the Seller Documents and the Buyer Documents and securing to the other Party the full benefit of the rights, powers and remedies conferred upon the other Party hereunder and thereunder.

(b) The Seller shall promptly transfer or deliver to the Buyer any of the Transferred Assets or proceeds thereof delivered to, or retained or received by, the Seller after the Closing Date.

ARTICLE VII.
                                   TERMINATION

Section 7.1.      Right to Terminate.  This Agreement may be terminated:

(a) by either Party upon sixty (60) days written notice to the other party in the event of a breach of any material provision hereof by the other Party, but only if the breaching party fails to cure such breach of any material provision hereof within the sixty (60) notice period;

the non-breaching Party retains and may assert against the breaching Party all legal and equitable rights and remedies that it may have with respect to a breach or default by the breaching Party;

(b) by either the Buyer or the Seller if the Closing shall not have occurred by September 30, 2004; provided, however, that the right to terminate this Agreement under this
                      Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

(c) by the Seller if the Buyer (i) breaches its material representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein; or

(d) by the Buyer if the Seller (i) breaches its material representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein.

                      Any such termination after the Closing, shall not affect any rights that have already accrued, or affect or eliminate Buyer's obligation to pay the royalty provided for in Section 1.3(b) or Seller's license to continue to use the Software provided for Section 2.3(a).

Section 7.2. In the event of termination by Buyer prior to the Closing, the $100,000.00 payment described in Section 1.3(a)(i) shall be promptly refunded by Seller. In the event of termination by Seller, $50,000.00 of the $100,000.00 payment shall be retained by Seller as liquidated damages, which are hereby deemed reasonable and final settlement of any claim for monetary damages by Seller arising out of this Agreement, and the remaining $50,000.00 shall be promptly refunded by Seller.



ARTICLE VIII.
                                 INDEMNIFICATION

Section 8.1. Indemnification of the Seller. The Buyer shall, from and after the Closing, defend and promptly indemnify and hold harmless the Seller, and their respective subsidiaries and affiliates, and their respective officers, directors, employees, agents and representatives (collectively, the "Seller Indemnified Parties") from, against, for, and in respect of and pay any and all Losses, suffered or incurred by any such party by reason of (a) any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or any Buyer Documents.

Section 8.2. Indemnification of the Buyer. The Seller shall, from and after the Closing, defend, indemnify, and hold harmless the Buyer and its subsidiaries and affiliates and their respective officers, directors, employees, agents and representatives (collectively, the "Buyer Indemnified Parties") from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by any such party by reason of (a) any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any Seller Document or Parent Document, and (b) (b) any and all obligations and liabilities of the Seller, except as expressly assumed by the Buyer under this Agreement.

Section 8.3.      Indemnification Procedure.

         (a) An indemnified party shall provide written notice to each indemnifying party of any claim of such indemnified party for indemnification under this Agreement promptly and within thirty (30) days after the date on which such indemnified party has actual knowledge of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying parties shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so promptly notify the indemnifying parties shall constitute a waiver of such claim.

         (b) In the event any indemnified party seeks indemnification hereunder based upon a claim asserted by a third party (a "Third Party Claim"), the indemnifying parties shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute the Third Party Claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so and acknowledges its liability pursuant to the indemnity obligations stated herein no later than thirty (30) days following notice thereof by an indemnified party; provided, however, that, if the indemnified party shall have reasonably concluded that separate counsel is required because, upon the advice of counsel to the indemnified party, a conflict of interest would exist under applicable federal, state, or local ethical laws governing the conduct of attorneys (other than solely by reason of the fact that the indemnified party is a party seeking indemnification pursuant to this Agreement), the indemnified party shall have the right to select separate counsel (but not more than one law firm together with local counsel, if necessary) to participate in the defense of such action on its behalf, at the sole expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any Third Party Claim for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party all of the reasonable attorney's fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim

         (c) The indemnifying party and the indemnified party shall fully cooperate in furnishing all evidence and testimony and in any other manner, which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to undue risk of loss.

ARTICLE IX.
                                  MISCELLANEOUS

Section 9.1. Fees and Expenses. Except as otherwise provided in this Agreement, each Party will bear its own direct expenses incurred in connection with the negotiation and preparation of this Agreement and the Seller Documents and Buyer Documents, as the case may be, and the consummation and performance of the transactions contemplated hereunder and thereunder. Except as otherwise provided in this Agreement, in the event that a dispute should arise between the parties to this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and expenses (including court costs).

Section 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one (1) day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, as follows:

To the Buyer:                  Fujitsu Transaction Solutions Inc.
                               2801 Network Blvd.
                               Frisco, Texas  75034
                               Attn:  Legal Department
                               FAX:  972-963-2644

With a copy to:                Fujitsu Transaction Solutions Inc.
                               401 Hackensack Ave.
                               Hackensack, New Jersey  07601
                               Attn:  General Counsel
                               FAX:  201-489-3704


To the Seller:                 Klever Marketing, Inc
                               P.O. Box 2935
                               Salt Lake City, UT 84110
                               Attn: Legal Department
                               Fax: 801.322.1230






With a copy to:                Fabian & Clendenin
                               215 South State Stree, 12th Floor
                               Salt Lake City, UT 84111
                               Attn: Jay Bell
                               Fax: 801.532.3370





         Any notice given hereunder may be given on behalf of any Party by its counsel or other authorized representatives. The address of any Party may be changed on notice to the other Party duly served in accordance with the foregoing provisions.

Section 9.3. Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of law.

Section 9.4. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and the Seller Documents and Buyer Documents herewith, are intended to embody the complete, final and exclusive agreement among the Parties with respect to the purchase of the Transferred Assets and the related transactions and are intended to supersede all previous negotiations, commitments and writings agreements and representations, written or oral, with respect thereto and may not be contracted by evidence of any such prior or contemporaneous agreement, understanding or representations, whether written of oral.

Section 9.5. Assignability; Binding Effect. This Agreement may not be assigned by the Seller. The Buyer may, in its discretion, transfer and assign this Agreement to a parent, subsidiary, joint venture, affiliate, or other related entity or to a successor of the Buyer by merger or sale of assets. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

Section 9.6. Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in two
             (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one (1) counterpart evidencing execution by each Party. Delivery of a facsimile version of one (1) or more signatures to this Agreement shall be deemed adequate delivery for purposes of this Agreement.

Section 9.7. Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each Party, or in the case of a waiver, the Party waiving compliance; provided, however, that no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any Party, such waiver or consent shall be given in writing.

Section 9.8. Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law.

Section 9.9. Section Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

Section 9.10. Gender and Tenure. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense and vice versa.

Section 9.11. Third-Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer rights or remedies under or by reason of this Agreement on any Persons other than the Parties, each Seller Indemnified Party and each Buyer Indemnified Party and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provisions give any third Persons any right of subrogations over or action against any Party.

Section 9.12. Construction. The language in all parts of this Agreement shall in all cases be construed simply, accurately to its fair meaning, and not strictly for our against any of the Parties, without limitation, there shall be no presumption against any Party on the ground that such Party was responsible for drafting this Agreement or any part thereof, and any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.

Section 9.13.     Disclosure.

         (a) The Parties agree not to issue any announcement, press release, public statement or other information (either written or oral) to the press or any third Person with respect to this Agreement, the Seller Documents or the Buyer Documents, or the transactions contemplated hereby or thereby, without obtaining the prior written approval of the other Parties (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent any Party, at any time, from furnishing any required information to any Governmental Entity or from issuing any announcement, press release, public statement or other information to the press or any third Person with respect to this Agreement, the Seller Documents or the Buyer Documents, or the transactions contemplated hereby or thereby, if required by law, rule or regulation, including applicable stock exchange regulation (provided that the other Parties shall be furnished with an advance copy of any such announcement, press release, public statement or other information).

         (b) The Seller, the Parent and the Buyer each undertake to provide all such information known to it or which on reasonable inquiry ought to be known to it as may reasonably be required by the Buyer, the Parent or the Seller for the purpose of complying with the requirements of law, rule or regulation.

Section 9.14.     Definitions.

(a) As used herein, the "Closing" shall have the meaning set forth in Section 1.6.

(b) As used herein, the "Closing Date" shall have the meaning set forth in Section 1.6.

(c)                   As  used  herein,   "Encumbrance"  shall  mean  any  lien,
                      encumbrance, option, pledge, security interest, charge, restriction or other adverse claim or right whatsoever.

(d) As used herein, "Governmental Entity" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         (e) As used herein, "Intellectual Property" shall mean all works protectable by copyright, trademark, patent and trade secret laws or by any other statutory protection obtained or obtainable, and any confidential information (as defined in
                  Section 6.2) of a party that meets the foregoing criteria, including without limitation, any literary works, pictorial, graphic and sculptural works, architectural works, works of visual art, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; information; data; formulae; designs; models; drawings; computer programs, including all documentation, related listings, design specifications, and flowcharts, trade secrets, and any inventions including all methods, processes, business or otherwise; machines, manufactures and compositions of matter and any other invention that may be the subject matter of patent protection; and all statutory protection obtained or obtainable thereon.

         (f) As used herein, "Person" shall mean any natural person, sole proprietorship, entity, corporation, company, association joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state government (including agencies, branches, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

         (g) As used herein, "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad Valero, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their respective names by their respective officers duly authorized, as of the date first written above.

                                 KLEVER MARKETING, INC.


                                 By:_______________________________
                                 Name:
                                 Title:


                                 FUJITSU TRANSACTION SOLUTIONS INC.


                                 By:_______________________________
                                 Name:
                                 Title:

                               SCHEDULE 1.1(a)(i)

                                    SOFTWARE

         SOFTWARE MODULES:

1.       STORE MANAGEMENT INTEGRATION PROGRAM

         Store Management--Centralize all data respective to a store Ad Manager -- Distributes advertisements Store Content Controller--View store content and configurations Reports--Reporting tool to generate store status reports
         Accounting--Track CPG marketing activity and generate billing information based on store reports Electronic Coupons--Support electronic coupon distribution Cart Tracking--Track carts in the store by the unique identification code on each trigger and each display unit

2.       STORE CONTROLLER INTERFACE PROGRAM (SCIP)

         Connect to Internet--Manage In Store Processor information required to connect to Internet Receive Updates--Connects to the HQ Server and compares internal file versions to HQ file versions and creates update list Apply Updates--Schedules file updates on smart displays via wireless access Store Directory Changes--Allows store associates to change directory information in the event of errors

3.       HEADQUARTERS SERVER (KSERV)

         Interfaceapplication  between the Store  Controller I/F Program and the
                  Marketing Database. Handles requests from SCIP for data. Internet Socket Server--Handles requests from SCIP for information from HQ server Generate Database Queries--Queries HQ Server for answers to SCIP requests FTP--File Transfer Server for SCIP

4.       IKART CART COMMUNICATIONS (KARTKOM)

         Interface Program between SCIP and Smart Displays Reads files versions on Smart Display and updates as necessary Updates and Processes requests from Smart Displays
         Transmits RF header "Heart Beat" so that displays that just become active can receive latest updates from controller Collects system status from iKart (Battery Status, Inactive Status, Last Operational Status)

5.       CART APPLICATION PROGRAM

         Controls  all  user  interface   functions  (button  presses)  Controls
         advertisement display (animation and sounds) Monitors motion and resets the awake timer Captures trigger and system data for SCIP

6.       PERSONAL SHOPPER MODULE SOFTWARE INTERFACE TO CART APPLICATION PROGRAM

                               SCHEDULE 1.1(a)(ii)

                                     PATENTS

                             KLEVER MARKETING, INC.

Patent Report by Invention                                                               Printed: 8/20/2004      Page 1
 COUNTRY              REFERENCE#    FILED          SERIAL#         ISSUED       PATENT#       STATUS           ACCEPTABLE
                                                                                                               ASSIGNMENT


AUTOMATED SHOPPING CART HANDLE
UNITED STATES         12257.28      6/12/1993      08/090,285      1/23/2001    6,177,880     ISSUED           N/A

SHOPPING CART DISPLAY SYSTEM
ARGENTINA             12257.13      9/20/1988      311,976         4/30/1993    242,676       ISSUED           Yes
BRAZIL                12257.14      5/22/1989      8807216-9                                  PENDING          Yes
CANADA                12257.9       9/21/1988      578,071         5/5/1992     1,300,235     ISSUED           Yes
CANADA                12257.10      12/2/1991      616,243         9/28/1993    1,322,577     ISSUED           Yes
CANADA                12257.11      10/16/1992     616,514         6/21/1994    1,330,367     ISSUED           Yes
DENMARK               12257.19      5/19/1989      2460/89                                    PENDING          Yes
EUROPEAN PATENT       12257.8                      88908639.3                   0335931       ISSUED
JAPAN                 12257.12                     507947/1988     2/6/1998     2743340       ISSUED           Yes
UNITED STATES         12257.6       9/21/1987      07/099,288      11/27/1990   4,973,952     ISSUED           N/A
UNITED STATES         12257.22      7/13/1989      07/435,500      3/15/1994    5,295,064     ISSUED           N/A
UNITED STATES         12257.24      4/12/1993      08/045,826      2/15/1994    5,287,266     ISSUED           N/A
WIPO                  12257.7       9/21/1998      PCT/US88/03259                             NAT PHASE

SHOPPING CART HANDLE
UNITED STATES         12257.44      1/16/1992      07/821,600      11/23/1993   D3,416,91     ISSUED           N/A

DEVICE FOR PROVIDING ADVERTISING TO SHOPPERS
UNITED STATES         12257.29      11/1/1990      07/608,167                                 PENDING          N/A

INSTANT ELECTRONIC COUPON VERIFICATION SYSTEM
CANADA                12257.37      /20/1994       2,117,716       9/14/1999    2,117,716     ISSUED           Yes
GERMANY               12257.38      /20/1994       44 33 569.5-33                             PENDING          Yes
UNITED KINGDOM        12257.39      9/20/1994      9419156.6       9/20/1994    2282253       ISSUED           Yes
JAPAN                 12257.40      9/20/1994      250179/1994     10/31/1997   2712139       ISSUED           Yes
TAIWAN                12257.42      9/22/1994      83108755                                   PENDING
UNITED STATES         12257.36      9/20/1993      08/123,192      5/30/1995    5,420,606     ISSUED           N/A

SHOPPERS COMMUNICATION SYSTEM AND PROCESSES RELATING THERETO
UNITED STATES         12257.34      11/6/1989      07/432,599                                 PENDING          N/A

MOBILE ADVERTISING DEVICE WITH ELECTRONIC TRANSMISSION CAPABILITIES
UNITED STATES         12257.45      11/21/1995     08/561,432      12/30/1997   5,703,564     ISSUED           N/A

TRIGGER UNIT FOR SHOPPING CART DISPLAY
UNITED STATES         12257.46      5/5/1998       09/073,001      1/11/2000    6,012,244     ISSUED           N/A

SHOPPERS COMMUNICATION SYSTEM AND PROCESSES RELATING THERETO
CANADA                12257.33      12/15/1992     616,550         11/1/1994    1,332,848     ISSUED           Yes
CANADA                12257.32      10/7/1988      579,653         5/4/1993     1,317,347     ISSUED           Yes
UNITED STATES         12257.31      10/14/1987     07/108,437      11/21/1989   4,882,724     ISSUED           N/A

LINE BUSTING
UNITED STATES         12257.1                                                                 PROPOSED

TAIWAN PATENT (TITLE UNKNOWN)
Taiwan                12257.50             n/a                                  NI-109525     ISSUED

SHOPPERS COMMUNICATION SYSTEM AND PROCESSES RELATING THERETO
UNITED STATES         12257.47             n/a                     5/13/1997    5,630,068     ISSUED           N/A

AUTOMATED SHOPPING CART HANDLE
UNITED STATES         12257.48             n/a                     11/27/2001   6,323,753     ISSUED           N/A



METHOD AND APPARATUS FOR CONTROLLING THE CHARGING OF A SECONDARY BATTERY USING THE PRIMARY DIFFERENTIAL OF THE BATTERY VOLTAGE
UNITED STATES         12257.49             n/a                     12/30/1997   5,703,465     ISSUED           N/A

                                 SCHEDULE 2.1(a)

         IKART DESCRIPTION AND RESPONSIBILITIES UNDER EXISTING AGREEMENT

         IKART SOLUTION DESCRIPTION

         The description contained in this Schedule 2.1(a) was the Parties' estimate, as of the date of execution of the Existing Agreement, of the configuration of the iKart and remains subject to change to accommodate market conditions or customer requirements.


         BUYER RESPONSIBILITY

         HARDWARE MODULES: Buyer will bear the cost and responsibility of designing, developing, and manufacturing the following hardware modules, mechanical design, enclosures, plastics, molds, tooling, models, etc.

         1. SMART DISPLAY

         The Smart Display is a cart-mounted device that is fixed to the center of the handle of a shopping cart. It is based on the following components:

                   ITEMS                          DESCRIPTION
          ------------------------------ ------------------------------------------------------------------------------
                   PROCESSOR                      Intel PXA255 or better (400MHz Clock speed or Better)
          ------------------------------ ------------------------------------------------------------------------------
                   OPERATING SYSTEM               Windows CE.NET 4.2 minimum
          ------------------------------ ------------------------------------------------------------------------------
                   MEMORY                         64MB SDRAM upgradeable to 128MB, 32MB ROM; 32 MB Fixed Storage
          ------------------------------ ------------------------------------------------------------------------------
                   DISPLAY                        6.4" Color TFT LCD Panel, with low-power backlight
          ------------------------------ ------------------------------------------------------------------------------
                   AUDIO SYSTEM                   AC-97 Codec
          ------------------------------ ------------------------------------------------------------------------------
                   IR RECEIVER                    38KHz/940nm
          ------------------------------ ------------------------------------------------------------------------------
                   KEYBOARD                       4 Navigation buttons (up, down, select, back)
          ------------------------------ ------------------------------------------------------------------------------
                   BATTERY                        Internal Lithium-ion button battery for back up
          ------------------------------ ------------------------------------------------------------------------------
                   POWER                          External sealed lead acid
          ------------------------------ ------------------------------------------------------------------------------
                   I/O                            1 RS232 serial port
          ------------------------------ ------------------------------------------------------------------------------
                   PHYSICAL SPEC                  TBD
          ------------------------------ ------------------------------------------------------------------------------
                   ENVIRONMENTAL                  Operating  Temperature  0 o to
                                                  110o F Storage  Temperature -4
                                                  o  to   130   o  F   Operating
                                                  Humidity 20%~95%
          ------------------------------ ------------------------------------------------------------------------------
                   APPROBATION                    FCC; cUL, UL, CSA
          ------------------------------ ------------------------------------------------------------------------------
                   RF                             802.11b with WEP, 802.1x; WPA (TKIP)
          ------------------------------ ------------------------------------------------------------------------------
                   SCANNER                        2d Scanner Module - CCD
          ------------------------------ ------------------------------------------------------------------------------

         The Smart Display is the key interface to the customer and is permanently mounted to the shopping cart.

         2. MOUNTING HARDWARE AND BATTERY CASE

         The mounting hardware includes a lockable battery box with mounting hardware, power cable connecting the battery to the smart display, cradle and bracket system to mount the iKart to the handle of the shopping cart. This module includes all hardware to physically connect the Smart display and battery to the shopping cart. The battery case is mounted to the bottom of the main basket and is connected to the smart display via a stainless steel flexible cable (much like a pay phone cable). The battery box has a locked door and houses the battery cartridge containing a sealed lead acid battery(s) (capacity to be determined) with a carry handle allowing batteries to be swapped easily.

         3. BATTERY CHARGING STATION

         The battery charging station is a smart charging solution for charging sealed lead acid batteries. Each store will be capable of simultaneously charging batteries to power at least 100 iKarts. The charging station is lockable and has indicator LEDs for each charging position including: Green - Fully Charged and Red--Charging. The cabinet housing of the charging station also includes a large capacity charger adapter with a standard 110 V power cord and is mounted on wheels so that the retailer can position and re-position the unit where necessary in the store.

         4. INFRA-RED TRANSMITTERS

         The Infrared transmitters are 38KHz/940nm devices that are housed in an enclosure that includes a clamping device that can be easily connected to all major brands of in store shelves. These are powered by a PIC chip and include two (2) D Cell Alkaline Batteries to provide power to them. There is also an I/F for store associates to use a TV remote device to change the address of the transmitter. These devices trigger location based marketing, and informational messages to shoppers, and facilitate cart tracking. The transmitter housing also incorporates a blinking LED and shelf sign.

         5. RESPONSIBLE WITH SELLER FOR DEVELOPING POS INTERFACE.

         6. RESPONSIBLE FOR OTHER HARDWARE FEATURES, INCLUDING BUT NOT LIMITED TO FIRMWARE/DRIVERS FOR HARDWARE OPERATION, DEEMED NECESSARY BY CUSTOMER REQUIREMENTS OR MARKET CONDITIONS TO SUCCESSFULLY IMPLEMENT THE IKART PRODUCT.

         7. RESPONSIBLE FOR ALL UPDATES TO HARDWARE, FIRMWARE, AND DRIVERS FOR ALL IKART HARDWARE.


         SELLER RESPONSIBILITY

         SOFTWARE MODULES: Seller will bear the cost and responsibility of developing, or procuring and integrating, the following software modules as part of the Software.

1.       STORE MANAGEMENT INTEGRATION PROGRAM

         Store Management--Centralize all data respective to a store Ad Manager -- Distributes advertisements Store Content Controller--View store content and configurations Reports--Reporting tool to generate store status reports
         Accounting--Track CPG marketing activity and generate billing information based on store reports Electronic Coupons--Support electronic coupon distribution Cart Tracking--Track carts in the store by the unique identification code on each trigger and each display unit

2.       STORE CONTROLLER INTERFACE PROGRAM (SCIP)

         Connect to Internet--Manage In Store Processor information required to connect to Internet Receive Updates--Connects to the HQ Server and compares internal file versions to HQ file versions and creates update list Apply Updates--Schedules file updates on smart displays via wireless access Store Directory Changes--Allows store associates to change directory information in the event of errors

3.       HEADQUARTERS SERVER (KSERV)

         Interfaceapplication  between the Store  Controller I/F Program and the
                  Marketing Database. Handles requests from SCIP for data. Internet Socket Server--Handles requests from SCIP for information from HQ server Generate Database Queries--Queries HQ Server for answers to SCIP requests FTP--File Transfer Server for SCIP

4.       IKART CART COMMUNICATIONS (KARTKOM)

         Interface Program between SCIP and Smart Displays Reads files versions on Smart Display and updates as necessary Updates and Processes requests from Smart Displays
         Transmits RF header "Heart Beat" so that displays that just become active can receive latest updates from controller Collects system status from iKart (Battery Status, Inactive Status, Last Operational Status)

5.       CART APPLICATION PROGRAM

         Controls  all  user  interface   functions  (button  presses)  Controls
         advertisement display (animation and sounds) Monitors motion and resets the awake timer Captures trigger and system data for SCIP

         6.       PERSONAL SHOPPER MODULE SOFTWARE INTERFACE TO CART APPLICATION
                  PROGRAM

         7. RESPONSIBLE FOR UPGRADING SOFTWARE IDENTIFIED IN 1 THRU 6 OF SELLER'S RESPONSIBILITIES

         8.       RESPONSIBLE WITH BUYER FOR DEVELOPING POS INTERFACE

         9.       OTHER   SOFTWARE   FEATURES   DEEMED   NECESSARY  BY  CUSTOMER
                  REQUIREMENTS OR MARKET CONDITIONS TO SUCCESSFULLY IMPLEMENT THE IKART .